As Filed With the Securities and Exchange Commission on January 5, 2001
Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 8 (Check appropriate box or boxes)	[X]

MERCURY MASTER TRUST (Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

(888) 763-2260 (Registrant’s Telephone Number, Including Area Code)

JEFFREY M. PEEK Box 9011 Princeton New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Swidler Berlin Shereff Friedman, LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174	Robert E. Putney, III, Esq. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Parts A and B of Amendment No. 7 to the Registrant’s Registration Statement, dated September 12, 2000, which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio, are incorporated by reference into this Amendment No. 8 to the Registrant’s Registration Statement.

TABLE OF CONTENTS

*	Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Mercury Master Select Growth Portfolio Mercury Master Global Balanced Portfolio

PART A

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. Investment Objectives, Principal Investment Strategies, and Related Risks

Mercury Master Trust (the “Trust”) is a no-load, open-end management investment company which was organized as a Delaware business trust on April 23, 1998. On September 6, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. Mercury Master Select Growth Portfolio (“Select Growth Portfolio”) and Mercury Master Global Balanced Portfolio (“Global Balanced Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each separate series of the Trust. Each Portfolio is a diversified investment company with different investment objectives and policies. There can, of course, be no assurance that the investment objectives of the Portfolios will be achieved.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

SELECT GROWTH PORTFOLIO

The Select Growth Portfolio’s main objective is capital appreciation. The Portfolio tries to achieve its objective by investing primarily in a diversified portfolio of common stocks and other equity securities of companies that are traded in the U.S. securities markets that, at the time of purchase, have market capitalizations of at least $10 billion (“very large cap companies”) and that the Portfolio’s management believes to have strong earnings growth potential. The Portfolio may also purchase securities of mid and large cap U.S. companies (companies whose total market capitalization is at least $1 billion and $5 billion, respectively) that Portfolio management believes offer strong earnings growth potential. The Portfolio seeks to purchase securities that are well diversified across economic sectors. The Russell Top 200 Growth Index is the Portfolio’s current benchmark. Of course, there is no guarantee that the Portfolio will achieve its investment goal.

The Select Growth Portfolio will, under normal circumstances, invest at least 65% of its total assets in equity securities of very large cap companies that are traded in the U.S. securities markets, including common stock, preferred stock, warrants and other instruments. The Portfolio will only purchase securities that are traded on registered exchanges or the over-the-counter market in the United States. The Portfolio may invest in any security up to the greater of 5% of Portfolio assets or 1½ times its weight in the Russell Top 200 Growth Index.

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Select Growth Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

The Select Growth Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. For example, the Portfolio may sell shares of a company when the company’s earnings prospects deteriorate or when the Portfolio’s subadviser identifies another company with stronger earnings growth prospects.

The Select Growth Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities. Because the Portfolio has the flexibility to take advantage of short term investment opportunities, it may experience relatively high portfolio turnover during certain periods. This may result in higher transaction costs

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and reduce the Portfolio’s overall performance, and may result in additional capital gains tax liabilities for shareholders.

The Select Growth Portfolio may also make the following additional investments. The Portfolio may invest up to 10% of its total assets in American Depositary Receipts, or “ADRs.” The Portfolio may invest in debt securities that are issued together with a particular equity security. The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The Portfolio is not required to hedge and may choose not to do so.

The Select Growth Portfolio will normally invest almost all of its assets as described above. The Portfolio may, however, invest up to 100% of its assets in short-term obligations (such as money market instruments, including U.S. Government securities, bank obligations, high quality commercial paper and repurchase agreements involving the foregoing securities), cash and shares of money market investment companies, that would not ordinarily be consistent with the Portfolio’s objectives when it would be advisable to do so (during unusual economic or market conditions, or for temporary defensive purposes). In addition, the Portfolio may invest in such instruments to enable it to meet redemptions. The Portfolio will do so only if management believes that the risk of loss from its usual investments outweighs the opportunity for gains. Short-term investments and temporary defensive positions may limit the potential for growth in the value of your shares and the Portfolio may, therefore, not achieve its investment objective.

GLOBAL BALANCED PORTFOLIO

The Global Balanced Portfolio’s main objective is a combination of long-term capital growth and current income. The Global Balanced Portfolio invests in a mix of stocks and high quality bonds of issuers located in the U.S. and other developed countries. The Global Balanced Portfolio’s neutral position consists of approximately 60% of its portfolio in stocks and 40% in bonds, although the Portfolio may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.

In selecting equity securities, the Global Balanced Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. Equity securities consist of:

•	Common Stock
•	Preferred Stock
•	Securities Convertible into Common Stock
•	Derivative securities, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company’s stock is considered to be undervalued when the stock’s current price is less than what Global Balanced Portfolio’s management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources
•	value of assets
•	sales and earnings growth
•	product development

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•	quality of management
•	overall business prospects

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Global Balanced Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. The Global Balanced Portfolio also allocates investments to developed countries that Global Balanced Portfolio management believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth. Current income from dividends and interest will not be an important consideration in selecting equity securities. The Global Balanced Portfolio may invest in companies of any size, but tends to focus on medium and large companies.

In selecting bonds, Global Balanced Portfolio management considers, among other things, the yield a bond provides and whether the issuer of the bond has the ability to pay the interest and repay the principal. Portfolio management will evaluate the financial strengths and the creditworthiness of bond issuers in determining the potential risks and benefits of an investment. The Global Balanced Portfolio will choose bonds of various types, maturities and issuers based on its assessment of general market and economic conditions. The Global Balanced Portfolio limits its investments to bonds rated at least A by Moody’s Investors Services, Inc., Standard & Poor’s, and/or Fitch IBCA, Inc. or if unrated, considered by Portfolio management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Portfolio management to be of comparable quality. The Global Balanced Portfolio’s bond investments can have any maturity, and there are no limits on the average maturity of the bond portion of the Global Balanced Portfolio’s portfolio.

Bonds will include debt issued by the following types of entities:

•	U.S. government and its agencies
•	Governments (including foreign states, provinces and municipalities) in other developed countries and their agencies
•	Supranational organizations (e.g., World Bank)
•	Corporations located in the U.S. and other developed countries.

The Global Balanced Portfolio may also invest in asset-backed securities, including mortgage-backed securities and stripped securities. The portion of the Global Balanced Portfolio’s bond portfolio that is not denominated in U.S. dollars normally will be hedged into U.S. dollars in an effort to reduce the effect of currency fluctuations on the bond portion’s performance. The Global Balanced Portfolio is not required to hedge and may choose not to do so.

The Global Balanced Portfolio invests only in securities of governmental or private issuers located in countries that are included in either the MCSI World Index or the Salomon Smith Barney World Government Bond Index. The Global Balanced Portfolio will invest in part based on the Portfolio’s evaluation of a country’s economic, political and social factors.

The Global Balanced Portfolio may invest in derivatives for a variety of portfolio management purposes, including to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities.

The Global Balanced Portfolio considers an issuer to be “located” in the country where:

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•	It is legally organized, or
•	The primary trading market for its securities is located, or
•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

The Global Balanced Portfolio has no stated minimum holding period for investments, and will buy or sell securities and other assets whenever Portfolio management sees an appropriate opportunity. The Global Balanced Portfolio does not consider potential tax consequences to investors when it sells securities.

The Global Balanced Portfolio will normally invest almost all of its assets as described above. The Global Balanced Portfolio may, however, invest in short-term instruments, such as money market securities and repurchase agreements, to meet redemptions. The Global Balanced Portfolio may also reduce its exposure to equity securities and longer term bonds by investing without limit in short-term investments, high quality bonds or derivatives, when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of an interest in the Portfolio and may reduce the level of current income. Therefore, the Portfolio may not achieve its investment objective.

The Portfolios may use many different investment strategies and each Portfolio has certain investment restrictions, all of which are explained in Part B of this Registration Statement.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in a Portfolio. As with any mutual fund, there can be no guarantee that a Portfolio will meet its goals, or that a Portfolio’s performance will be positive over any period of time.

SELECT GROWTH PORTFOLIO

Very Large Cap Company Sector Risk

The Select Growth Portfolio is subject to the risk that its principal market segment, very large capitalization growth stocks, may underperform compared to other market segments or to the equity markets as a whole.

GLOBAL BALANCED PORTFOLIO

Debt Securities

Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Illiquid Securities

The Global Balanced Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Portfolio buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

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Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Portfolio buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Portfolio may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Portfolio management receives material adverse nonpublic information about the issuer, the Portfolio will not be able to sell the security.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Sovereign Debt

The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt are subject to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay or bankruptcy proceeding by which all or a part of sovereign debt that a government entity has not repaid may be collected.

Asset-Backed Securities

Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment it may receive a lower interest rate than the interest rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Portfolio’s portfolio will increase. The value of long-term securities generally changes more widely in response to changes in interest rates than shorter-term securities. Stripped asset-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

Mortgage-Backed Securities

Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio has to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.”

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other debt securities. Small movements in interest rates (both increases and decreases) may

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quickly and significantly reduce the value of certain mortgage-backed securities. Stripped mortgage-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

European Economic and Monetary Union (EMU)

Certain European countries have entered into EMU in an effort to, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these countries. EMU has established a single common European currency (the “euro”), that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro, and are listed, trade and make dividend and other payments only in euros. Although EMU is generally expected to have a beneficial effect, it could negatively affect the Portfolio in a number of situations, including as follows:

•	If the transition to the euro, or EMU as a whole, does not continue to proceed as planned, the Portfolio’s investments could be adversely affected. For example, sharp currency fluctuations, exchange rate volatility, and other disruptions of the markets could occur.
•	Withdrawal from EMU by a participating country could also have a negative effect on the Portfolio’s investments, for example, if securities redenominated in euros are transferred back into that country’s national currency.

Other Foreign Security Risks

Foreign Market Risk

Since the Global Balanced Portfolio invests in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk

The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and may be more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign Markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Global Balanced Portfolio’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies and enforcement procedures available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

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Currency Risk

Securities in which the Global Balanced Portfolio invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Fund Assets Outside the United States

The Global Balanced Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign Banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign Markets than in the U.S. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than investment companies invested only in the U.S.

Settlement Risk

Settlement and clearance procedures in certain foreign markets may differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payments for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards

Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities may be higher in foreign countries than they are in the United States, which reduces the amount a Portfolio can earn on its investments.

Emerging Markets Risks

The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or

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developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they may develop unevenly and/or never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments may be more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

ALL PORTFOLIOS

Market and Selection Risk

 Market risk is the risk that the U.S. stock market in which the Select Growth Portfolio invests or stock or bond markets in one or more countries in which the Global Balanced Portfolio invests will go down in value, including the possibility that such markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform other portfolios with similar investment objectives and investment strategies.

Borrowing and Leverage

A Portfolio may borrow for temporary emergency purposes including to meet redemption and may purchase securities on margin to the extent permitted by applicable law. The use of borrowing can create leverage. Leverage increases a Portfolio’s exposure to risk by increasing its total investments. If a Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Borrowing will cost a Portfolio interest expense and other fees. The cost of borrowing may reduce the Portfolio’s return.

Certain securities that a Portfolio buys may create leverage, including, for example, derivative securities. Like borrowing, these investments may increase a Portfolio’s exposure to risk.

Derivatives

A Portfolio may use derivative instruments, including futures, forwards, options, indexed and inverse securities, swaps and, in the case of the Global Balanced Portfolio, asset-backed securities and stripped securities.

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Derivatives may allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Portfolio.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Index Risk — If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, a Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what a Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the charges in the applicable index.

A Portfolio may use derivative instruments for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risk that other Portfolio holdings may decrease in value. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case, for example, any losses on the holdings being hedged may not be reduced and could be increased. There can be no assurance that a Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolios are not required to use hedging and may choose not to do so.

If you would like further information about the Portfolios, including how they invest, please see Part B.

ITEM 6. Management, Organization and Capital Structure

Investment Adviser

Fund Asset Management, L.P. (“FAM”) manages the Select Growth Portfolio. Merrill Lynch Investment Managers International Limited, doing business as Mercury Advisors (“Mercury Advisors”), manages the Global Balanced Portfolio. Mercury Advisors and FAM are each referred to herein as the Investment Adviser. Each Investment Adviser manages each Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Each Investment Adviser and its affiliates (in the case of the Select Growth Portfolio, its subadviser, Turner Investment Partners, Inc.) have the responsibility for making all investment decisions for each Portfolio.

As of October, 2000 the Investment Advisers and their affiliates managed portfolios with approximately $135 billion in assets for individuals and institutions seeking investments worldwide. This amount includes assets managed for the Investment Advisers’ affiliates.

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With respect to Global Balanced Portfolio, the Investment Adviser is paid at the rate of .60% of that Portfolio’s average daily net assets. With respect to the Select Growth Portfolio, the Investment Adviser is paid at the rate of .50% of the Portfolio’s average daily net assets. With respect to the Select Growth Portfolio, FAM has entered into contractual arrangements with the Portfolio and Mercury Funds, Inc., on behalf of its series, Mercury Select Growth Fund (the “Fund”) to waive fees and/or reimburse expenses of either the Fund or the Portfolio, as necessary, to assure that annual net total operating expenses incurred by each class of the Fund will not exceed the following: Class I: 1.25%, Class A: 1.60%, Class B: 2.25% and Class C: 2.25%. This arrangement has a three-year term that is renewable and terminable at the end of each year.

FAM, an affiliate of Mercury Advisors, may manage all or a portion of the Global Balanced Portfolio’s daily cash assets, to the extent not managed by Mercury Advisors. The Global Balanced Portfolio does not pay any incremental fee for this service, although Mercury Advisors may make payments to FAM.

With respect to the Select Growth Portfolio, pursuant to a sub-advisory agreement with FAM, Turner Investment Partners, Inc. (“Turner Partners”) is currently the Portfolio’s subadviser. FAM pays Turner Partners from the advisory fees it receives from the Select Growth Portfolio. Turner Partners makes investment decisions for the Portfolio and continuously reviews, supervises and administers the Portfolio’s investment programs. Turner Partners also ensures compliance with the Select Growth Portfolio’s investment policies and guidelines.

From its commencement of operations on January 31, 1997 until its reorganization in June, 2000, the Mercury Select Growth Fund of Mercury Funds, Inc. operated as the Turner Large Cap Growth Equity Fund, a portfolio of the TIP Funds. Prior to the reorganization, Turner Partners was the investment adviser to the Turner Large Cap Growth Equity Fund. For Turner Large Cap Growth Equity Fund’s fiscal year ended September 30, 1999, Turner Partners waived/reimbursed expenses at the rate of .66% of the fund’s average daily net assets. As of November 30, 2000, Turner Partners had approximately $11.9 billion in assets under management.

 Turner Partners manages Select Growth Portfolio’s investments through a committee of investment professionals comprised of Robert Turner, John Hammerschmidt and Mark Turner. The background of each committee member is set forth below.

Robert E. Turner, CFA, Chairman and Chief Investment Officer of Turner Partners, is lead manager of the Select Growth Portfolio. Mr. Turner also manages other investment funds and accounts. Mr. Turner founded Turner Partners in 1990. Prior to 1990, he was Senior Investment Manager with Meridian Investment Company. He has 20 years of investment experience.

John Hammerschmidt, Senior Equity Portfolio Manager of Turner Partners, is co-manager of the Select Growth Portfolio. Mr. Hammerschmidt also manages other investment funds and accounts. Mr. Hammerschmidt joined Turner Partners in 1992. Prior to 1992, he was Vice President in Government Securities Trading at S.G. Warburg. He has 18 years of investment experience.

Mark Turner, Vice Chairman of Turner Partners, is co-manager of the Select Growth Portfolio. Mr. Turner also manages other investment funds and accounts. Mr. Turner co-founded Turner Partners in 1990. Prior to 1990, he was Vice President and Senior Portfolio Manager with First Maryland Asset Management. He has 19 years of investment experience.

The equity portion of the Global Balanced Portfolio’s portfolio is managed by Mercury’s Global Equity Team, all of whose members participate in the team’s research process and stock selection. The senior investment professionals in this group, which has managed the equity portion of the Global Balanced Portfolio’s portfolio since the Portfolio started operations, include:

Gary Lowe, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1992. Mr. Lowe, head of the Global Equity Team, is primarily responsible for the

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day-to-day management of the equity portion of the Global Balanced Portfolio’s portfolio. With guidance from Mercury’s Central Strategy Group (of which he is also a member), Mr. Lowe is also responsible for determining the allocation of the Global Balanced Portfolio’s assets between equity securities and bonds.

Claus Anthon, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1982.

Peter Kaye has been employed as an investment professional by Mercury Advisors or its affiliates since 1994.

Charles Prideaux, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1988.

Manraj Sekhon has been employed as an investment professional by Mercury Advisors or its affiliates since 1994.

The bond portion of the Global Balanced Portfolio’s portfolio is managed by Mercury Advisor’s Global Fixed-Income Team, all of whose members participate in the team’s research process and bond selection. The senior investment professionals in this group, which has managed the bond portion of the Global Balanced Portfolio’s portfolio since the Portfolio started operations, include:

Rupert Watson, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1998 and was employed by the Bank of England from 1994 to 1997. Mr. Watson is primarily responsible for the day-to-day management of the bond portion of the Global Balanced Portfolio’s portfolio.

Peter Geikie-Cobb, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1992.

Neil Lupton, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1990.

Roderick Paris, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1984.

Stephen Yardley, Director, has been employed as an investment professional by Mercury Advisors or its affiliates since 1992.

CAPITAL STOCK

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

The Trust is organized as a Delaware business trust and currently consists of twenty-seven Portfolios. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

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Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

ITEM 7. Shareholder Information

Pricing

Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the New York Stock Exchange, based on prices at the time of closing. The New York Stock Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of each Portfolio’s total liabilities from the value of its total assets. Many of the Global Balanced Portfolio’s investments are traded on non-U.S. Securities exchanges that close many hours before the New York Stock Exchange. Events that could affect securities prices that occur between these times normally are not reflected in the Global Balanced Portfolio’s net asset value. Non-U.S. Securities sometimes trade on days that the New York Stock Exchange is closed. As a result, the Global Balanced Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in a Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in such Portfolio after the close of business of the New York Stock Exchange on the next determination of net asset value of the Portfolio.

PURCHASE OF SECURITIES.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

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REDEMPTION

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the New York Stock Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolios, each Portfolio will be treated as a separate partnership for tax purposes and, thus, will not be subject to any income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in any Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

ITEM 8. Distribution Arrangements

Investments in a Portfolio will be made without a sales charge. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of each Portfolio is determined on each day the New York Stock Exchange is open for trading.

The Trust’s placement agent is FAM Distributors, Inc.

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Mercury Master Select Growth Portfolio and Mercury Master Global Balanced Portfolio of Mercury Master Trust

PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

ITEM 10. Cover Page and Table of Contents

Mercury Master Select Growth Portfolio (“Select Growth Portfolio”) and Mercury Master Global Balanced Portfolio (“Global Balanced Portfolio”) (together, the “Portfolios” and each, a “Portfolio”‘) are each separate series of Mercury Master Trust (the “Trust”). This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Portfolios, dated Janaury 5, 2001 (the “Prospectus”).

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission and can be obtained, without charge, by calling the Trust at 1-888-763-2260, or by writing to Mercury Master Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011. The financial statements which relate to the Select Growth Portfolio are incorporated in this Statement of Additional Information by reference to its 2000 annual report to shareholders. The financial statements which relate to the Global Balanced Portfolio are incorporated in this Statement of Additional Information by reference to its 1999 annual and 2000 semiannual reports to shareholders. In addition, the financial statements which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio are incorporated in this Statement of Additional Information by reference to their 2000 annual reports to shareholders. You may request copies of the annual and semiannual reports at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day. The Prospectus and Statement of Additional Information included in Amendment No. 7 to the Registrant’s Registration Statement, dated September 12, 2000, which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio, are incorporated by reference into this Statement of Additional Information.

A consolidated table of contents for this Registration Statement is included on page 1.

 The date of this Statement of Addition Information is January 5, 2001.

ITEM 11. Trust History

The Trust is a Delaware business trust organized on April 23, 1998. On September 8, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. Select Growth Portfolio and Global Balanced Portfolio are each separate series of the Trust. The Trust consists of twenty-seven series, including the Portfolios.

ITEM 12. Description of the Portfolios and Their Investments and Risks

Investment Objectives, Strategies and Risks

The Select Growth Portfolio’s investment objective is capital appreciation. This is a fundamental policy and cannot be changed without shareholder approval. The Portfolio tries to achieve its objective by investing primarily (under normal circumstances, at least 65% of its total assets) in a diversified portfolio of common stocks and other equity securities of very large cap companies that are traded in the U.S. securities markets that, at the time of purchase, have market capitalizations of at least $10 billion and that the Portfolio’s management believes to have strong earnings growth potential. The Portfolio may also purchase

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securities of mid and large cap U.S. companies (companies whose total market capitalization is at least $1 billion and $5 billion, respectively) that Portfolio management believes offer strong earnings growth potential. The Portfolio seeks to purchase securities that are well diversified across economic sectors. The Russell Top 200 Growth Index is the Fund’s current benchmark. The Portfolio will invest in equity securities that are traded in the U.S. securities markets, including common stock, preferred stock, warrants and other instruments.

The investment objective of the Global Balanced Portfolio is a combination of long-term capital growth and current income. This is a fundamental policy and cannot be changed without shareholder approval. The Portfolio tries to achieve its goal by investing in a mix of stocks and high quality bonds of issuers located in the U.S. and other developed countries. The Portfolio’s neutral position consists of approximately 60% of its portfolio in stocks and 40% in bonds, although the Portfolio may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.

Each of the Portfolios is a diversified, open-end, management investment company. Each Portfolio’s investment objective is a fundamental policy and cannot be changed without shareholder approval. The investment objective and policies of each Portfolio are described in more detail in Part A. There can be no guarantee that a Portfolio’s investment objective will be achieved.

The Select Growth Portfolio will only purchase securities that are traded on registered exchanges or the over-the-counter market in the United States. The equity portion of the Global Balanced Portfolio’s portfolio will invest only in companies located in countries that comprise the MSCI World Index. As of the date of this Part B, the countries that comprise the Index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The bond portion will invest only in securities of governmental or private issuers located in countries that comprise the Salomon Smith Barney World Government Bond Index. As of the date of this Part B, the countries that comprise the Index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States. The composition of both indices is subject to change.

For purposes of the Global Balanced Portfolio’s policies to invest in the U.S. and other developed countries, an issuer ordinarily will be considered to be located in the country under the laws of which it is organized or where the primary trading market of its securities is located. The Portfolio, however, may consider a company to be located in a country, without reference to its domicile or to the primary trading market of its securities, when at least 50% of its non-current assets, capitalization, gross revenues or profits in any one of the two most recent fiscal years represents (directly or indirectly through subsidiaries) assets or activities located in such country. The Portfolio also may consider closed-end investment companies to be located in the country or countries in which they primarily make their portfolio investments.

All Portfolios

Due to its investment strategy, the Select Growth Portfolio may engage in trading for short-term gains. While it is the policy of the Global Balanced Portfolio generally not to engage in trading for short-term gains, Mercury Advisors (“Mercury Advisors” or an “Investment Adviser”) will effect portfolio transactions without regard to a holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.

The U.S. Government has from time to time in the past imposed restrictions, through taxation and otherwise, on non-U.S. investments by U.S. investors such as the Global Balanced Portfolio. If such restrictions should be reinstated, it might become necessary for the Portfolio to invest all or substantially all of its assets in U.S. securities. In such event, the Portfolio would review its investment objective or fundamental policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under

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“Investment Restrictions” below would require the approval of the holders of a majority of the Portfolio’s outstanding voting securities.

The Global Balanced Portfolio’s ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Under present conditions, Mercury Advisors does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

The Select Growth Portfolio may invest up to 10% of its total assets in the securities of non-U.S. issuers in the form of American Depositary Receipts (“ADRs”). The Global Balanced Portfolio may invest in the securities of non-U.S. Issuers in the form of ADRs, European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other securities convertible into securities of non-U.S. Issuers These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. However, they would generally be subject to the same risks as the securities into which they may be converted (as more fully described in Part A and below). ADRs are receipts typically issued by a U.S. bank or trust company that evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe that evidence a similar ownership arrangement. GDRs are receipts issued throughout the world that evidence a similar ownership arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the United States and Europe and are designed for use throughout the world. The Portfolio may invest in unsponsored ADRs, EDRs and GDRs. The issuers of unsponsored ADRs, EDRs and GDRs are not obligated to disclose material information in the United States, and therefore, there may be no correlation between such information and the market value of such securities.

Each Portfolio’s investment objective and policies are described in Part A. Certain types of securities in which a Portfolio may invest and certain investment practices that the Portfolio may employ are discussed more fully below.

SELECT GROWTH PORTFOLIO

MID CAP COMPANIES. The Select Growth Portfolio may invest in common stocks and other equity securities of U.S. companies with medium market capitalizations (i.e., between $1 billion and $5 billion) that Portfolio management believes have strong earnings growth potential. Medium capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these mid-size companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group.

FOREIGN SECURITY RISKS. The Select Growth Portfolio may invest in securities of foreign issuers with a strong U.S. trading presence, as well as in sponsored and unsponsored ADRs. As a result, the Portfolio’s investments may include companies organized, traded or having substantial operations outside the U.S. This may expose the Portfolio to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Portfolio may invest in companies that issue securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect

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investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes. Although the Portfolio may invest in securities denominated in currencies other than the U.S. dollar, it has no present intention to do so.

JUNK BONDS. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Select Growth Portfolio management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. The major risks in junk bond investments include the following:

Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer’s industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer’s ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If an issuer redeems the junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Select Growth Portfolio’s portfolio securities than in case of securities trading in a more liquid market.

The Select Growth Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

GLOBAL BALANCED PORTFOLIO

EUROPEAN ECONOMIC AND MONETARY UNION. For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the “Maastricht Treaty”) seeks to set out a framework for the European Economic and Monetary Union (“EMU”) among the countries that comprise the European Union (“EU”). Among other things, EMU established a single common European currency (the “euro”) that was introduced on January l, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities issued in participating EU countries (beginning with government and corporate bonds) have been redenominated in the euro, and are listed, traded, and make dividend and other payments only in euros.

No assurance can be given that EMU will take full effect, that all of the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability

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intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of the participants’ national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities that have been redenominated in euros are transferred back into that country’s national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Portfolio’s investments in Europe generally or in specific countries participating in EMU. Gains or losses from euro conversion may be taxable to Portfolio interest holders under foreign or, in certain limited circumstances, U.S. tax laws.

FOREIGN MARKET RISK. Since the Global Balanced Portfolio invests in non-U.S. securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Global Balanced Portfolio will lose money. In particular, the Global Balanced Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

FOREIGN ECONOMY RISK. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, governments of certain countries may prohibit or impose substantial restrictions on investing in their capital markets or in certain industries. Any of these actions could affect security prices, impair the Global Balanced Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

CURRENCY RISK. Securities in which the Global Balanced Portfolio invest are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

INVESTMENT IN EMERGING MARKETS. Global Balanced Portfolio has the ability to invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United

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Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other non-U.S. or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit the Portfolio’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for the Portfolio. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Portfolio could lose the entire value of its investments in the affected markets.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the U.S., such as price to earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Portfolio’s acquisition or disposal of securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Global Balanced Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable.

In Russia, for example, registrars are not subject to effective government supervision nor are they always independent from issuers. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists, which along with other factors, could result in the registration being completely lost. Therefore, investors should be aware that the Portfolio would absorb any loss resulting from these registration problems and may have no successful claim for compensation. Some of these concerns may also exist in other emerging capital markets.

CERTAIN RISKS OF HOLDING FUND ASSETS OUTSIDE THE UNITED STATES. The Global Balanced Portfolio generally hold its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also the laws of certain countries may put limits on the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces

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the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than investment companies invested only in the U.S.

SETTLEMENT RISK. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Global Balanced Portfolio to carry out transactions. If the Global Balanced Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

GOVERNMENT SUPERVISION AND REGULATION/ACCOUNTING STANDARDS. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Portfolio can earn on its investments.

A number of foreign countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Portfolio may invest up to 10% of its total assets in securities of closed-end investment companies, not more than 5% of which may be invested in any one such company. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Portfolio to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If the Portfolio acquires shares in closed-end investment companies, interestholders would bear both their proportionate share of expenses in the Portfolio (including investment advisory fees) and, indirectly, the expenses of such closed-end investment companies. The Portfolio also may seek, at its own cost, to create its own investment entities under the laws of certain countries.

In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively-traded securities. The Investment Company Act limits the Portfolio’s ability to invest in any equity security of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities” as defined by the rules thereunder. These provisions may restrict the Portfolio’s investments in certain foreign banks and other financial institutions.

SOVEREIGN DEBT. The Global Balanced Portfolio may invest a significant portion of its assets in debt obligations (“sovereign debt”) issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) of developed countries or their agencies and instrumentalities (“governmental entities”). Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy

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as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest rearranges on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Global Balanced Portfolio may have few or no effective legal remedies for collecting on such debt.

The Global Balanced Portfolio may invest in U.S. Treasury bills, notes and bonds and other “full faith and credit” obligations of the U.S. Government. The Global Balanced Portfolio may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. “Agency” securities may not be backed by the “full faith and credit” of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank and the Government National Mortgage Association. “Agency” obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

ASSET BACKED SECURITIES. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Portfolio. The value of the asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by the Portfolio for its asset-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Portfolio purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to interestholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a longer term security. Since longer term securities generally fluctuate more widely in response to changes in interest rates than shorter term securities, maturity extension risk could increase the inherent volatility of the Portfolio. See “Debt Securities” and “Illiquid or Restricted Securities” below.

STRIPPED SECURITIES. The Portfolio may also invest in stripped securities. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or “IO” security) and the other to receive the principal payments (the principal only or “PO” security). Some securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, the Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs

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could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Portfolio. The value of mortgage-backed securities, like that of traditional debt securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional debt securities because of their potential for prepayment without penalty. The price paid by the Portfolio for its mortgage-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that the Portfolio purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to interestholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than do shorter-term securities, maturity extension risk could increase the inherent volatility of the Portfolio. Stripped mortgage-backed securities may be highly volatile and highly sensitive to changes in prepayment and interest rates. See “Debt Securities” and “Illiquid or Restricted Securities” below.

STANDBY COMMITMENT AGREEMENTS. The Global Balanced Portfolio may enter into standby commitment agreements. These agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Portfolio at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Global Balanced Portfolio will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Portfolio. The Global Balanced Portfolio will not enter into a standby commitment with a remaining term in excess of 45 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Global Balanced Portfolio segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Global Balanced Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Global Balanced Portfolio’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

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All Portfolios

CONVERTIBLE SECURITIES. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Advisers will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Portfolio are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

Apart from currency considerations, the value of a convertible securities is influenced by both the yield of non-convertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other

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governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Although the Select Growth Portfolio may invest in convertible securities, it has no present intention to do so.

BORROWING AND LEVERAGE. Each Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. A Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and may purchase securities on margin to the extent permitted by applicable law, and may use borrowing to enable it to meet redemptions. In addition, the Select Growth Portfolio will not purchase securities while its borrowings exceed 5% of its assets.

The use of leverage by a Portfolio creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Portfolio interests and in the yield on the Portfolio’s portfolio. Although the principal of such borrowings will be fixed, a Portfolio’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Portfolio which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Portfolio will have to pay on the borrowings, the Portfolio’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Portfolio will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Portfolio’s leveraged position if it expects that the benefits to the Portfolio’s interestholders of maintaining the leveraged position will outweigh the current reduced return. Although the Select Growth Portfolio may use leverage for purposes other than for clearance of securities transactions and to provide initial and variation margin payments in connection with transactions involving futures contracts and options on futures, it has no present intention to do so.

Certain types of borrowings by a Portfolio may result in the Portfolio being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Portfolio’s portfolio in

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accordance with the Portfolio’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Portfolio to dispose of portfolio investments at a time when it may be disadvantageous to do so.

A Portfolio at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

DEBT SECURITIES. Each Portfolio may hold convertible and non-convertible debt securities, and preferred securities. The Select Growth Portfolio has established no rating criteria for the debt securities in which it may invest and such securities may not be rated at all for creditworthiness. The Global Balanced Portfolio may hold debt securities in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development), asset-backed securities, including mortgage-backed securities, and stripped securities. These debt securities may have any maturity. The Global Balanced Portfolio limits its investments to bonds either rated at least A by Moody’s Investors Services, Inc., Standard & Poor’s and/or Fitch IBCA, Inc. or, if unrated, considered by Portfolio management to be of comparable quality. Of these, at least 80% will be rated AA/AA or higher or, if unrated, will be considered by Portfolio management to be of comparable quality. The Investment Adviser considers ratings as one of several factors in its independent credit analysis of issuers.

Debt securities are subject to interest rate and credit risk. Interest rate risk is the risk that when interests rates go up, the value of debt instruments generally goes down. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than shorter term securities. Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

In purchasing such securities, a Portfolio will rely on the Investment Adviser’s judgment, analysis and experience in evaluating the creditworthiness of an issuer of such securities. The Investment Adviser will take into consideration, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.

ILLIQUID OR RESTRICTED SECURITIES. Each Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Portfolio’s assets in illiquid securities may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Portfolio’s operations require cash, such as when the Portfolio redeems shares or pays dividends, and could result in the Portfolio borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Portfolio may invest in securities that are not registered under the Securities Act or that are subject to trading restrictions under the laws of a foreign jurisdiction (“restricted securities”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Portfolio or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the

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disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Certain of a Portfolio’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Portfolio may obtain access to material nonpublic information which may restrict the Portfolio’s ability to conduct portfolio transactions in such securities.

144A SECURITIES. Each Portfolio may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trust’s Board. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor the Portfolio’s investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

SECURITIES LENDING. Each Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, a Portfolio receives collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. During the period of such a loan, a Portfolio typically receives the income on both the loaned securities and the collateral and thereby increases its yield. In certain circumstances, a Portfolio may receive a flat fee for its loans. Such loans are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. A Portfolio may pay reasonable finder’s, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Portfolio could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent the value of the collateral falls below the market value of the borrowed securities.

REPURCHASE AGREEMENTS. Each Portfolio may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Portfolio from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, a Portfolio’s return may be affected by currency fluctuations. A Portfolio may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Portfolio will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Portfolio but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Portfolio may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Portfolio shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Portfolio would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

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WARRANTS. Each Portfolio may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make a Portfolio a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason an investment in warrants may be more speculative than other equity-based investments.

WHEN ISSUED SECURITIES, DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS. Each Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. Each Portfolio may also purchase or sell securities on a delayed delivery basis. Each Portfolio may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by a Portfolio at an established price with payment and delivery taking place in the future. A Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction. Each Portfolio has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Portfolio purchases securities in these transactions, the Portfolio segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued, or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Portfolio’s purchase price. The Portfolio may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

DERIVATIVES. Each Portfolio may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives allow a Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments.

 HEDGING. Each Portfolio may use Derivatives for hedging purposes including anticipating hedges. Hedging is a strategy in which a Derivative is used to offset the risk that other Portfolio holdings may decrease in value. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case any losses on the holdings being hedged may not be reduced and could be increased.

Each Portfolio may use Derivative instruments and trading strategies including the following:

INDEXED AND INVERSE SECURITIES. Each Portfolio may invest in securities the potential return of which is based on an index. As an illustration, a Portfolio may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Portfolio may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, a Portfolio may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction of changes to an index). For example, a Portfolio may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Portfolio invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Portfolios may invest in indexed and inverse securities for hedging purposes only. When used for hedging purposes, indexed and inverse securities involve correlation risk. Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement the Portfolio may be required to pay substantial additional margin to maintain a position.

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OPTIONS ON SECURITIES AND SECURITIES INDICES

PURCHASING PUT OPTIONS. Each Portfolio may purchase put options on securities held in its portfolio or on securities or interest rate indices which are correlated with securities held in its portfolio. When a Portfolio purchases a put option, in consideration for an up front payment (the “option premium”) the Portfolio acquires a right to sell to another party specified securities owned by the Portfolio at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits a Portfolio’s risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option’s expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Portfolio will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

PURCHASING CALL OPTIONS. Each Portfolio may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When a Portfolio purchases a call option, in consideration for the option premium the Portfolio acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect a Portfolio from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Portfolio is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event a Portfolio determines not to purchase a security underlying a call option, however, the Portfolio may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

Each Portfolio is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

WRITING CALL OPTIONS. Each Portfolio may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Portfolio writes a call option, in return for an option premium, the Portfolio gives another party the right to buy specified securities owned by the Portfolio at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Portfolio will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Portfolio limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

WRITING PUT OPTIONS. Each Portfolio may also write put options on securities or securities indices. When a Portfolio writes a put option, in return for an option premium the Portfolio gives another party the right to sell to the Portfolio a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is

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greater than the exercise price, the Portfolio will profit by the amount of the option premium. By writing a put option, however, the Portfolio will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when a Portfolio writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Portfolio for writing the put option. A Portfolio will write a put option on a security or a securities index only if the Portfolio would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options —for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a “spread”). Writing a put option may involve substantial leverage risk.

 Each Portfolio is also authorized to sell put or call options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, a Portfolio will write only call or put options that are “covered.” A call or put option will be considered covered if a Portfolio has segregated assets with respect to such option in the manner described in “Risk Factors in Derivatives” below. A call option will also be considered covered if the Portfolio owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

TYPES OF OPTIONS. Each Portfolio may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

FUTURES

Each Portfolio may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Portfolio is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Portfolio’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting

32

to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or the Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.

Each Portfolio will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). Each Portfolio will further limit transactions in futures and options on futures to the extent necessary to prevent the Portfolio from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

SWAPS

Each Portfolio is authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

A Portfolio will enter into an equity swap transaction only if, immediately following the time the Portfolio enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Portfolio is a party would not exceed 5% of the Portfolio’s net assets.

Swap agreements entail the risk that a party will default on its payment obligations to the Portfolio thereunder. A Portfolio will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Portfolio will not be able to meet its obligations to the counterparty. A Portfolio, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Portfolio initially to make an equivalent direct investment, plus or minus any amount the Portfolio is obligated to pay or is to receive under the swap agreement.

FOREIGN EXCHANGE TRANSACTIONS

Each Portfolio may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

FORWARD FOREIGN EXCHANGE TRANSACTIONS. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Portfolio will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A Portfolio may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Portfolio has received or anticipates receiving a dividend or distribution. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of that Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. A Portfolio may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

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CURRENCY FUTURES. Each Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve leverage risk.

CURRENCY OPTIONS. Each Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

LIMITATIONS ON CURRENCY HEDGING. The Portfolios will not speculate in Currency Instruments. Accordingly, a Portfolio will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). A Portfolio will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

RISK FACTORS IN HEDGING FOREIGN CURRENCY. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Portfolio’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio’s interests, the net asset value of the Portfolio’s interests will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Portfolio’s hedging strategies will be ineffective. To the extent that a Portfolio hedges against anticipated currency movements which do not occur, the Portfolio may realize losses, and decrease its total return, as the result of its hedging transactions. Furthermore, a Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for a Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

RISK FACTORS IN DERIVATIVES

Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to a Portfolio.

Currency risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, a Portfolio will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

Each Portfolio intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or a Portfolio will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Portfolio to potential losses, which exceed the amount originally invested by the Portfolio. When a Portfolio engages in such a transaction, the Portfolio will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Portfolio’s exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction, but will not limit the Portfolio’s exposure to loss.

ADDITIONAL RISK FACTORS OF OTC TRANSACTIONS; LIMITATIONS ON THE USE OF OTC DERIVATIVES

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Portfolio to ascertain a market value for such instruments. A Portfolio will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty, the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Portfolio will attempt to minimize the risk that a counterparty, will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Portfolio with a third-party guaranty or other credit enhancement.

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ADDITIONAL LIMITATIONS ON THE USE OF DERIVATIVES

The Portfolios may not use Derivatives to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

OTHER SPECIAL CONSIDERATIONS. The Select Growth Portfolio may invest without limit in short-term obligations (such as money market instruments, including U.S. Government securities, bank obligations, high quality commercial paper and repurchase agreements involving the foregoing securities), cash and shares of money market investment companies when the Portfolio believes it is advisable to do so (during unusual economic or market conditions, or for temporary defensive purposes). The Global Balanced Portfolio may invest without limit in short-term investments, high quality bonds or derivatives, to reduce exposure to equity securities and longer term bonds when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of the interests of a Portfolio and, in the case of the Global Balanced Portfolio, may reduce the level of current income.

Investment Restrictions

The Trust has adopted the following restrictions and policies relating to the investment of each Portfolio’s assets and each Portfolio’s activities. The fundamental restrictions set forth below may not be changed with respect to a Portfolio without the approval of the holders of a majority of a Portfolio’s outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). No Portfolio may:

1. Make any investment inconsistent with the Portfolio’s classification as a diversified company under the Investment Company Act.

2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Portfolio may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Portfolio’s Registration Statement, as it may be amended from time to time.

6. Issue senior securities to the extent such issuance would violate applicable law.

7. Borrow money, except that (i) the Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Portfolio may purchase securities on margin to the extent permitted by applicable law. A Portfolio may not pledge

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its assets other than to secure such borrowings or, to the extent permitted by the Portfolio’s investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8. Underwrite securities of other issuers except insofar as a Portfolio technically may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

 9. Purchase or sell commodities or contracts on commodities, except to the extent that a Portfolio may do so in accordance with applicable law and the Portfolio’s Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

In addition, the Trust has adopted non-fundamental restrictions that may be changed with respect to a Portfolio by the Board of Trustees without shareholder approval. Under the non-fundamental investment restrictions, no Portfolio may:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Portfolio will not purchase interests of any registered open-end investment company or registered unit investment trust, in reliance on Section 12 (d) (1) (F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time the Portfolio’s interests are owned by another investment company that is part of the same group of investment companies as the Portfolio.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Portfolios currently do not intend to engage in short sales, except short sales “against the box.”

(c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

In addition, the Select Growth Portfolio may not purchase additional securities while its borrowings exceed 5% of its total assets.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

The staff of the Commission has taken the position that purchased over-the-counter (“OTC”) options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Trust has adopted an investment policy pursuant to which no Portfolio will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of OTC options currently outstanding that are held by the Portfolio, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Portfolio and margin deposits on the Portfolio’s existing OTC options on futures contracts exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by a Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a

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formula price that is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Portfolios and may be amended by the Trustees without the approval of the interest holders. However, the Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

Portfolio securities of the Portfolios generally may not be purchased from, sold or loaned to their Investment Adviser or their affiliates or any of their directors, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with the Investment Advisers, the Portfolios are prohibited from engaging in certain transactions involving Merrill Lynch, the Investment Advisers, or any of their affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See “Portfolio Allocation and Other Practices”. Rule 10f-3 under the Investment Company Act sets forth conditions under which a Portfolio may purchase from an underwriting syndicate of which Merrill Lynch is a member.

The portfolio turnover rate is calculated by dividing the lesser of a Portfolio’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. The Global Balanced Portfolio anticipates that its annual portfolio turnover rates should not exceed 200%. The turnover rate may vary greatly from year to year or during periods within a year with respect to each Portfolio. A high rate of portfolio turnover results in correspondingly higher brokerage commission expenses and may also result in negative tax consequences, such as an increase in capital gains dividends or in ordinary income dividends.

ITEM 13. Management of the Registrant

Trustees and Officers

The Trustees of the Trust consist of six individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act. The Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

JEFFREY M. PEEK (53)—Trustee and President(1)(2)—President of Merrill Lynch Investment Managers, LP (“MLIM”) and FAM (which terms as used herein include their corporate predecessors) since 1997; President and Director of Princeton Services, Inc. (“Princeton Services”) since 1997; Executive Vice President of Merrill Lynch & Co., Inc. (“ML & Co.”) since 1997; Co-Head of Merrill Lynch Investment Banking Division from March 1997 to December 1997; Director of Merrill Lynch Global Securities Research and Economics Division from 1995 to 1997; Head of Merrill Lynch Global Industries Group from 1993 to 1995.

TERRY K. GLENN (60)—Trustee and Executive Vice President(1)(2)—Executive Vice President of MLIM and FAM since 1983; Executive Vice President and Director of Princeton Services since 1993; President of FAM Distributors, Inc. (“FAM Distributors”) since 1986 and Director thereof since 1991; President of Princeton Administrators, LP since 1988.

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 DAVID O. BEIM (60) — Trustee(2)(3)—410 Uris Hall, Columbia University, New York, New York 10027. Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. since 1997; Chairman of Wave Hill, Inc. since 1980.

JAMES T. FLYNN (61)—Trustee(2)(3)—340 East 72nd Street, New York, New York 10021. Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.

W. CARL KESTER (49)—Trustee(2)(3)—Harvard Business School, Morgan Hall 393, Soldiers Field, Boston, Massachusetts 02163. Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.

KAREN P. ROBARDS (50)—Trustee(2)(3)—Robards & Company, 173 Riverside Drive, New York, New York 10024. President of Robards & Company, a financial advisory firm, for more than five years; Director of Enable Medical Corp. since 1996; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.

PETER JOHN GIBBS (42)—Senior Vice President(1)(2)—33 King William Street, London, EC4R 9AS, England. Chairman and Chief Executive Officer of Mercury Advisors since 1998; Director of Mercury Asset Management Ltd. since 1993; Director of Mercury Asset Management International Channel Islands Ltd. since 1997.

DONALD C. BURKE (40)—Treasurer and Vice President(1)(2)—Senior Vice President and Treasurer of MLIM and FAM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAM Distributors, Inc. since 1999; First Vice President of MLIM and FAM from 1997 to 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.

ROBERT E. PUTNEY, III (40)—Secretary(1)(2)—Director (Legal Advisory) of MLIM and Princeton Administrators, LP since 1997; Vice President of MLIM from 1994 to 1997; Vice President of Princeton Administrators, LP from 1996 to 1997; Attorney with MLIM from 1991 to 1994.

(1)	Interested person, as defined in the Investment Company Act, of the Trust.
(2)	Such Trustee or officer is a trustee, director or officer of other investment companies for which the Investment Adviser, or the Global Balanced Portfolio’s sub-adviser, FAM, or their affiliates, acts as investment adviser.
(3)	Member of Mercury Funds, Inc.’s and the Trust’s Audit and Nominating Committee (the “Committee”), which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors/Trustees.

As of December 15, 2000 the officers and Trustees of the Trust as a group (nine persons) owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co. and owned an aggregate of less than 1% of the outstanding shares of the Portfolios.

Compensation of Directors/Trustees

Mercury Funds, Inc., (the “Corporation”), the registered investment company whose series (the “Funds”) invest all of their assets in the corresponding Portfolios, and the Trust pay each non-interested Director/Trustee for service to each Fund and Portfolio, a fee of $3,000 per year plus $500 per in-person Board meeting attended. The Corporation and the

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Trust also compensate each member of the Committee, which consists of all of the non-interested Directors/Trustees, at a rate of $1,000 per year. The Corporation and the Trust reimburse each non-interested Director/Trustee for his out-of-pocket expenses relating to attendance at Board and Committee meetings.

The following table shows the compensation earned by the non-interested Directors/Trustees with respect to each Fund/Portfolio and the aggregate compensation paid by all investment companies advised by Mercury Advisors, FAM, or their affiliates (“Mercury and Affiliates-Advised Funds”) to the non-interested Directors/Trustees for the calendar year ended December 31, 1999.

Name of Director/Trustee	Aggregate Compensation from Fund/ Portfolio	Pension or Retirement Benefits Accrued as Part of Fund/ Portfolio Expenses	Total Compensation From Fund/Portfolio and Mercury and Affiliates-Advised Funds(1)

David O. Beim	$6,000	None	$47,666.67
James T. Flynn	$6,000	None	$89,666.67
W. Carl Kester	$6,000	None	$89,666.67
Karen P. Robards	$6,000	None	$47,666.67

(1)	The Directors/Trustees serve on the boards of Mercury and Affiliates-Advised Funds as follows: Mr. Beim (3 registered investment companies consisting of 17 portfolios); Mr. Flynn (5 registered investment companies consisting of 24 portfolios); Mr. Kester (5 registered investment companies consisting of 24 portfolios); and Ms. Robards (3 registered investment companies consisting of 17 portfolios).

ITEM 14. Control Persons and Principal Holders of Securities

The following table sets forth control persons and principal holders of beneficial interests of the Portfolios as of November 30, 2000.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(1)		Percentage of Ownership of the Trust	Type of Ownership (of Record/Beneficial)
Select Growth Portfolio	Mercury Select Growth Fund of Mercury Funds, Inc. (previously defined as the “Corporation”), P.O. Box 9011, Princeton, NJ 08543-9011	100	%(2)	0.90%	Beneficial


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
Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(1)	Percentage of Ownership of the Trust	Type of Ownership (of Record/Beneficial)

Global Balanced Portfolio	Mercury Global Balanced Fund of the Corporation, P.O. Box 9011, Princeton, NJ 08543-9011	**	**	Beneficial

1.	Reflects either direct ownership of the Portfolios, or indirect ownership through one of a Fund’s beneficial owners.
**	To be filed by amendment.

The Corporation is organized in the state of Maryland.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

ITEM 15. Investment Advisory and Other Services.

The Trust, on behalf of the Select Growth Portfolio, has entered into an investment advisory agreement with FAM as Investment Adviser. The Trust on behalf of the Global Balanced Portfolio has entered into an investment advisory agreement with Mercury Advisors as Investment Adviser (the “Investment Advisory Agreement”). (The investment advisory agreements are referred to collectively as the “Advisory Agreements.”) As discussed in Part A, with respect to Select Growth Portfolio, the Investment Adviser receives monthly compensation at the annual rate of 0.50% of the average daily net assets of the Select Growth Portfolio. With respect to the Select Growth Portfolio, effective June 19, 2000, FAM has entered into contractual arrangements with the Select Growth Portfolio and Mercury Select Growth Fund of the Corporation (the “Fund”) to waive and/or reimburse expenses of either the Fund or Select Growth Portfolio as necessary to assure that annual net total operating expenses incurred by each class of the Fund will not exceed the following: Class I: 1.25%, Class A: 1.60%, Class B: 2.25% and Class C: 2.25%. This arrangement has a three-year term that is renewable and terminable at the end of each year. Mercury Advisors receives for its services to the Global Balanced Portfolio monthly compensation at the annual rate of 0.60% of the average daily net assets of the Global Balanced Portfolio. The table below sets forth information about the total investment advisory fees paid by the Portfolios to the Investment Adviser for the period indicated.

For Period Ending	Select Growth Portfolio-September 30	Global Balanced Portfolio-November 30
2000	$232,255*	**
1999	56,778***	$1,578,240
1998	15,530***	N/A

*	For the period October 1, 1999 to June 16, 2000, and for the period June 19, 2000 to September 30, 2000, $170,043 (of which $44,302 was waived) and $62,212 was paid to Turner Investment Partners, Inc. and FAM, respectively, by the Portfolio.
**	To be filed by amendment.
***	From its inception on January 31, 1997 until its reorganization in June 2000, the Fund operated as the Turner Large Cap Growth Equity Fund, a portfolio of the TIP Funds, whose investment adviser, Turner Investment Partners, Inc. is currently the Fund’s subadviser.

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The Advisory Agreements obligate the respective Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. Each Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all Officers, Trustees and Directors who are affiliated persons of the Investment Adviser or any sub-adviser or of an affiliate of the Investment Adviser or any sub-adviser. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolios and the Trust (except to the extent paid by FAM Distributors, Inc., as Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Portfolios. The Placement Agent will pay certain expenses of the Portfolios incurred in connection with offering of its interests. Accounting services are provided to the Trust by the respective Investment Adviser or an affiliate of the Investment Adviser, and the Trust reimburses the Investment Adviser or an affiliate of the Investment Adviser for its costs in connection with such services.

Securities held by the Portfolios, or other portfolios of the Trust, may also be held by, or be appropriate investments for, other funds or investment advisory clients for which each Investment Adviser or their affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of an Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Portfolio or other clients or funds for which an Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of an Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

ORGANIZATION OF MERCURY ADVISORS. Mercury Advisors is located at 33 King William Street, London EC4R 9AS, England. Mercury Advisors is an affiliate of Merrill Lynch Investment Managers. The ultimate parent of Mercury Advisors is ML & Co., a financial services holding company. ML & Co. is a “controlling person” of Mercury Advisors as defined under the Investment Company Act because of its power to exercise a controlling influence over its management or policies.

The Trust has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with FAM with respect to the Global Balanced Portfolio, pursuant to which FAM provides investment advisory services with respect to all or a portion of the Portfolio’s daily cash assets. The Trust has agreed to use its reasonable best efforts to cause the Investment Adviser to pay to FAM a fee in an amount to be determined from time to time by the Investment Adviser and FAM but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Trust pursuant to the Investment Advisory Agreement. For the period April 30, 1999 (commencement of operations) to November 30, 1999, the Investment Adviser paid no fees to FAM pursuant to the Sub-Advisory Agreement.

ORGANIZATION OF FAM. FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. FAM, an affiliate of Mercury Advisors, is a wholly owned subsidiary of ML & Co., a financial services holding company and the parent of Merrill Lynch. ML & Co. and Princeton Services, the partners of FAM, are “controlling persons” of FAM as defined under the Investment Company Act because of their power to exercise a controlling influence over its management or policies. FAM is one of several affiliated entities that may do business under the name “Mercury Advisors.”

FAM has entered into a sub-advisory agreement (a “Sub-Advisory Agreement”) with Turner Partners with respect to the Select Growth Portfolio, pursuant to which Turner Partners

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manages the Select Growth Portfolio. FAM pays Turner Partners a fee based upon the average net assets of the Select Growth Portfolio, but in no event in excess of the amount that FAM actually receives for providing services to the Trust pursuant to its Investment Advisory Agreement. Turner Partners makes investment decisions for the Select Growth Portfolio and continuously reviews, supervises and administers the Select Growth Portfolio’s investment programs. Turner Partners also ensures compliance with the Select Growth Portfolio’s investment policies and guidelines.

Turner Investment Partners, Inc. is located at 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312.

Unless earlier terminated as described below, the Investment Advisory Agreements and Sub-Advisory Agreements will each continue in effect for two years from their effective dates. Thereafter, they will continue in effect from year to year if approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of the respective Portfolio and (b) by a majority of the Trustees who are not parties to such contracts or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated with respect to each Portfolio without penalty on 60 days’ written notice at the option of either party thereto or by the vote of the shareholders of the Portfolio.

Code of Ethics

The Board of Trustees of the Trust, the Board of Directors of the Corporation, the Investment Advisers and the Placement Agent (each, a “Rule 17j-1 Organization”) have each adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act (together the “Codes of Ethics”). The Codes of Ethics significantly restrict the personal investing activities of all employees of the Rule 17j-1 Organizations and, as described below, impose additional, more onerous restrictions on Portfolio investment personnel.

The Codes of Ethics require that all employees of the Rule 17j-1 Organizations pre-clear any personal securities investments (with limited exceptions, such as mutual funds, high quality short term securities and direct obligations of the U.S. government). The preclearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Rule 17j-1 Organizations include a ban on acquiring any securities in a “hot” initial public offering and investment personnel are prohibited from profiting on short term trading in securities. In addition, no employee may purchase or sell any security that at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by an Investment Adviser or Turner Investment Partners, Inc. Furthermore, the Codes of Ethics provide for trading “blackout periods” which prohibit trading by investment personnel of a Portfolio within seven calendar days before or after trading by a Portfolio in the same or an equivalent security.

Turner Investment Partners, Inc. has adopted a Code of Ethics substantially similar to the Codes of Ethics described above.

Independent Auditors

     Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540, has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Trust.

Legal Counsel

Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, is counsel for the Trust.

Custodian

Brown Brothers Harriman & Co., (the “Custodian”) 40 Water Street, Boston, Massachusetts 02109, acts as the custodian of the Portfolios’ assets. Under its contract with the Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Portfolios to be held in its offices outside the United States and with certain foreign banks and securities depositors. The Custodian is responsible for safe-guarding and controlling the Portfolios’ cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Portfolios’ investments.

ITEM 16. Portfolio Transactions and Brokerage

Subject to policies established by the Board of Trustees, the respective Investment Adviser is primarily responsible for the execution of the portfolio transactions for each Portfolio and the allocation of brokerage.

The Trust has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities and does not use any particular broker or dealer. In executing transactions with brokers and

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dealers, the Investment Advisers seek to obtain the best net results for the Portfolios, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While the Investment Advisers generally seek reasonably competitive commission rates, the Portfolios do not necessarily pay the lowest spread or commission available. In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees, the Investment Advisers may consider sales of shares of a corresponding series of the Corporation (a “Fund”) as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of a Fund neither qualifies nor disqualifies such broker or dealer transactions for the Trust.

Subject to obtaining the best net results, brokers who provide supplemental investment research services to the Investment Advisers may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by each Investment Adviser under the respective Advisory Agreement and the expenses of an Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of an Investment Adviser the Trust will benefit from supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services in excess of commissions that another broker may have charged for effecting the same transaction. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which an Investment Adviser exercises investment discretion. Conversely, the Trust may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There also may be less government supervision and regulation of foreign stock exchanges and brokers than in the United States. The Trust’s ability and decisions to purchase and sell portfolio securities may be affected by non-U.S. Laws and regulations relating to the convertibility and repatriation of assets.

Information about the brokerage commissions paid by each Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

	Select Growth Portfolio	Global Balanced Portfolio***

Year Ending	September 30, 1998	November 30, 1998

Brokerage commissions paid	*	N/A

Brokerage commissions paid to Merrill Lynch	*	N/A

Period Ending	September 30, 1999	November 30, 1999

Brokerage commissions paid	*	$372,541.00

Brokerage commissions paid to Merrill Lynch	*	$ 7,597.00

Period Ending	Period June 19, 2000- September 30, 2000*	November 30, 2000

% of Portfolio’s aggregate brokerage commissions paid to Merrill Lynch	6.01%	**

% of Portfolio’s aggregate dollar amount of transactions effected through Merrill Lynch	6.25%	**

*	Prior to the reorganization in June 2000, the brokerage commissions were paid by the Turner Large Cap Growth Equity Fund, a portfolio of the TIP Funds.
**	To be filed by amendment.
***	Commenced operations April 30, 1999.

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

The Trust may invest in certain securities traded in the OTC market and intends to deal directly with dealers who make a market in the securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, the Trust will not deal with affiliated person, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in the OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See “Investment Objectives and Policies — Investment Restrictions”.

Section 11(a) of the Exchange Act generally prohibits members of U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Investment Adviser. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Board of Trustees will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of an Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which an Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner

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deemed equitable to all. To the extent that transactions on behalf of more than one client of an Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply or securities being sold, there may be an adverse effect on price.

ITEM 17. Capital Stock and Other Securities

Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of twenty-seven Portfolios. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

ITEM 18. Purchase, Redemption and Pricing of Securities

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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The net asset value of the interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Portfolio securities including ADRs, EDRs and GDRs that are held by the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price.

Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Bonds held by the Portfolio are traded primarily in the OTC markets. In determining net asset value, the Portfolio uses the valuations of portfolio securities furnished by a pricing service approved by the Board of Trustees. The pricing service typically values portfolio securities at the bid price or the yield equivalent when quotations are readily available. The bonds for which quotations are not readily available are valued at fair market value on a consistent basis as determined by the pricing service using a matrix system to determine valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Board of Trustees. The Board of Trustees has determined in good faith that the use of a pricing service is a fair method of determining the valuation of portfolio securities.

Generally, trading in non-U.S. Securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Portfolio’s net asset value.

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Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio. For further information concerning the Portfolios’ net asset value, and the valuation of the Portfolios’ assets, see Part A.

Redemptions

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

The Trust, on behalf of the Portfolio, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Portfolio with a temporary source of cash to be used to meet redemption requests from Portfolio shareholders in extraordinary or emergency circumstances.

ITEM 19. Taxation of the Trust

     The Trust is organized as a Delaware business trust. Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”) and, thus, is not subject to income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of such Portfolio) of such Portfolio’s ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

     Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of a Portfolio as they are taken into account by the Portfolio.

     All of the Portfolios may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts”. Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”). Also, section 1256 contracts held by a Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on such date for their fair market value. The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

     Foreign currency gains or losses on non-U.S. Dollar denominated bonds and other similar debt instruments and on any non-U.S. Dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolios. In addition, losses realized by the Portfolios on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolios are not entirely clear. The Portfolios may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolios make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to the economic recognition of such income.

The Portfolios may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Portfolio’s assets to be invested within various countries is not known.

The Portfolios may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolios, such as investments in obligations having original issue discount or market discount (if a Portfolio elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Portfolios may be required to borrow money or dispose of other securities to be able to make distributions to investors.

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Each Portfolio’s taxable income will in most cases be determined on the basis of reports made to such Portfolio by the issuers of the securities in which such Portfolio invests. The tax treatment of certain securities in which a Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Portfolio could result in adjustments to the income of the Portfolio.

Under the Trust, each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs.

ITEM 20. Underwriters

     The exclusive placement agent for each Portfolio of the Trust is FAM Distributors, Inc., (the “Placement Agent”), an affiliate of the Investment Advisers and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

ITEM 21. Calculation of Performance Data

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Portfolios’ performance. However, certain of the Trust’s Holders may from time to time advertise their performance, which will be based upon the Trust’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of shares outstanding during the period

49

that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

ITEM 22. Financial Statements

The audited financial statements which relate to the Select Growth Portfolio are incorporated by reference in this Part B to its 2000 annual report to shareholders. The Global Balanced Portfolio’s audited financial statements are incorporated in this Part B by reference to its 1999 annual and 2000 semi-annual reports to shareholders. The financial statements which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio are incorporated in this Statement of Additional Information by reference to their 2000 annual reports to shareholders. In addition, Parts A and B of Amendment No. 7 to the Registrant’s Registration Statement, dated September 12, 2000, which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio, are incorporated by reference into this Statement of Additional Information. You may request copies of the annual and semiannual reports, at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

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APPENDIX A

RATINGS OF FIXED INCOME SECURITIES

Description of Moody’s Investors Services, Inc.’s Corporate Debt Ratings

Aaa	Bonds that are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA	Bonds that are rated AA are judged to be of high quality by all standards. Together with the AAA group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in AAA securities.

A	Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa	Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds that are rated BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds that are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds that are rated C are the lowest rated bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each generic classification from AA through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

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Description of Moody’s Commercial Paper Ratings

The term “commercial paper” as used by Moody’s means promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representations as to whether such commercial paper is by any other definition “commercial paper” or is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Moody’s commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

•	Leading market positions in well-established industries
•	High rates of return on funds employed
•	Conservative capitalization structures with moderate reliance on debt and ample asset protection
•	Broad margins in earnings coverage of fixed financial charges and higher internal cash generation
•	Well established access to a range of financial markets and assured sources of alternate liquidity

Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternative liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

If an issuer represents to Moody’s that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody’s evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody’s makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody’s Preferred Stock Ratings

Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid

52

comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

Preferred stock rating symbols and their definitions are as follows:

AAA	An issue that is rated “AAA” is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

AA	An issue that is rated “AA” is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a	An issue that is rated “a” is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “AAA” and “AA” classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa	An issue that is rated “baa” is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

BA	An issue that is rated “BA” is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b	An issue that is rated “b” generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

CAA	An issue that is rated “CAA” is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca	An issue that is rated “ca” is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c	This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each rating classification from “AA” through “b” in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor’s Corporate Debt Ratings

A Standard & Poor’s corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligers such as guarantors, insurers or lessees.

The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

53

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA	Debt rated AAA has the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA	Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A	Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB	Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB	Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B	Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC	Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC	The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

54

C	The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI	The rating CI is reserved for income bonds on which no interest is being paid.

D	Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

 Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

Provisional Ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L	The letter “L” indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized

*	Continuance of the rating is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR	Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor’s does not rate a particular type of obligation as a matter of policy.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

 Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA,” “AA,” “A,” “BBB,” commonly known as “investment grade” ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor’s Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from “A” for the highest quality obligations to “D” for the lowest. The four categories are as follows:

A	Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-1	This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

55

A-2	Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated “A-1.”

A-3	Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B	Issues rated “B” are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C	This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D	This rating indicates that the issue is either in default or is expected to be in default upon maturity.

The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor’s Preferred Stock Ratings

     A Standard & Poor’s preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

The preferred stock ratings are based on the following considerations:

I.	Likelihood of payment-capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

II.	Nature of, and provisions of, the issue.

III.	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors’ rights.

AAA	This is the highest rating that may be assigned by Standard & Poor’s to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA	A preferred stock issue rated “AA” also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated “AAA.”

A	An issue rated “A” is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB	An issue rated “BBB” is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the “A” category.

56

BB	Preferred stock rated “BB,” “B,” and “CCC” are regarded, on balance, as predominantly speculative with respect B, to the issuer’s capacity to paypreferred stock obligations. “BB” indicates the lowest degree of speculation and CCC “CCC” the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC	The rating “CC” is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C	A preferred stock rated “C” is a non-paying issue.

D	A preferred stock rated “D” is a nonpaying issue in default on debt instruments.

NR	indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

 Plus (+) or Minus (-): To provide more detailed indications of preferred stock quality, the ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard & Poor’s earnings and dividend rankings for common stocks.

The ratings are based on current information furnished to Standard & Poor’s by the issuer, and obtained by Standard & Poor’s from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

Description of Fitch IBCA, Inc.’s (“Fitch”) Investment Grade Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligers, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

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AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA.” Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated “F-1+.”

A	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

 Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category.

NR Indicates that Fitch does not rate the specific issue.

Conditional	A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended	A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn	A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch’s discretion, when an issuer fails to furnish proper and timely information.

FitchAlert	Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short-term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.

Description of Fitch Speculative Grade Bond Ratings

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings (“BB” to “C”) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating (“DDD” to “D”) is an assessment of the ultimate recovery value through reorganization or liquidation.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

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Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

DDD	Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued DD on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. “DDD” represents the D highest potential for recovery on these bonds, and “D” represents the lowest potential for recovery.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “DDD,” “DD,” or “D” categories.

Description of Fitch Investment Grade Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

     Fitch short-term ratings are as follows:

F-1+	Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1	Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

F-2	Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned “F-1+“ and “F-1“ ratings.

F-3	Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

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F-S	Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D	Default. Issues assigned this rating are in actual or imminent payment default. LOC. The symbol “LOC” indicates that the rating is based on a letter of credit issued by a commercial bank.

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ALL PORTFOLIOS PART C. OTHER INFORMATION

ITEM 23. Exhibits

Exhibit Number
1	(a)	—	Declaration of Trust of Registrant(1)
1	(b)	—	Amendment No. 1 to Declaration of Trust of Registrant(1)
1	(c)	—	Certificate of Trust(1)
1	(d)	—	Certificate of Amendment of Certificate of Trust(1)
1	(e)	—	Certificate of Amendment of Certificate of Trust(2)
1	(f)	—	Certificate of Amendment of Certificate of Trust(3)
1	(g)	—	Amendment No. 2 to Declaration of Trust of Registrant(4)
1	(h)	—	Amendment No. 3 to Declaration of Trust of Registrant(4)
1	(i)	—	Certificate of Amendment of Certificate of Trust(5)
1	(j)	—	Amendment No. 4 to Declaration of Trust of Registrant(5)
1	(k)	—	Amendment No. 5 to Declaration of Trust of Registrant(10)
1	(l)	—	Certificate of Amendment of Certificate of Trust(10)
1	(m)	—	Amendment No. 6 to Declaration of Trust of Registrant(11)
1	(n)	—	Certificate of Amendment of Certificate of Trust(11)
2		—	Second Amended and Restated By-Laws of Registrant(13)
3		—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above
4	(a)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Mercury Advisors(1)
4	(b)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Mercury Advisors(1)
4	(c)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Fund Asset Management, LP(3)
4	(d)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, LP(3)
4	(e)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Large Cap Portfolio and Mercury Advisors(2)
4	(f)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Mercury Advisors(2)
4	(g)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master U.S. Large Cap Portfolio and Fund Asset Management, LP(3)
4	(h)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Fund Asset Management, LP(3)
4	(i)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Mercury Advisors(3)

C-1

4	(j)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Fund Asset Management LP(3)
4	(k)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Small Cap Growth Portfolio and Fund Asset Management, LP(5)
4	(l)	—	Sub-Advisory Agreement between Fund Asset Management, LP and Mercury Advisors with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)
4	(m)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Select Growth Portfolio and Fund Asset Management, LP(10)
4	(n)	—	Sub-Advisory Agreement between Fund Asset Management, LP and Turner Investment Partners, Inc.(10)
5		—	Not Applicable
6		—	Not Applicable
7		—	Custody Agreement between Registrant and Brown Brothers Harriman & Co.(1)
8	(a)	—	Placement Agent Agreement between Registrant and FAM Distributors, Inc.(1)
8	(b)	—	License Agreement relating to Use of Name among Mercury Advisors, Mercury Asset Management Group Ltd. and Registrant(1)
8	(c)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master Pan-European Growth Portfolio(4)
8	(d)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master International Portfolio(4)
8	(e)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master U.S. Large Cap Portfolio(4)
8	(f)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master Gold and Mining Portfolio(4)
8	(g)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master Global Balanced Portfolio(4)
8	(h)	—	Credit Agreement between the Registrant and a syndicate of banks(6)
8	(i)	—	Fee Waiver/Expense Reimbursement Agreement relating to Mercury Master Gold and Mining Portfolio(7)
8	(j)	—	Fee Waiver/Expense Reimbursement Agreement relating to Mercury Master Select Growth Portfolio(10)
8	(k)	—	Credit Agreement between Registrant and a syndicate of banks(12)
9		—	Not Applicable
10	(a)	—	Consent of Deloitte & Touche LLP, independent auditors for the Registrant(13)
10	(b)	—	Consent of Swidler Berlin Shereff Friedman, LLP, counsel for Registrant(13)
11		—	Not Applicable
12	(a)	—	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)
12	(b)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S. Large Cap Portfolio and Mercury Master Gold and Mining Portfolio(2)
12	(c)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master Global Balanced Portfolio(3)

C-2

12	(d)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)
12	(e)	—	Certificate of Fund Asset Management, LP with respect to Mercury Master Select Growth Portfolio
13		—	Not Applicable
14		—	Not Applicable
15		—	Not Applicable
16	(a)	—	Code of Ethics(8)
16	(b)	—	Code of Ethics for Turner Investment Partners, Inc.(9)

(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.
(7)	Incorporated by reference to Exhibit 8(e) to the Registration Statement on Form N-1A of Mercury Gold and Mining Fund of Mercury Funds, Inc. (File Nos. 333-65955 and 811-08797).
(8)	Incorporated by reference to identically numbered exhibit to Post-Effective Amendment No. 2 to Mercury International Fund of Mercury Funds, Inc.’s Registration Statement on Form N-1A (File No. 333-56203).
(9)	Incorporated by reference to identically numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement of Mercury Select Growth Fund of Mercury Funds, Inc. on Form N-1A (File No. 333-32242).
(10)	Incorporated by reference to identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(11)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(12)	Incorporated by reference to exhibit (b) to the Issuer Tender Offer on Form TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(13)	Filed herewith.

ITEM 24. Persons Controlled by or Under Common Control With the Trust

None.

C-3

ITEM 25. Indemnification

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the

C-4

undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

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The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26. Business and Other Connections of Investment Adviser

Set forth below is a list of each executive officer and partner of the adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since May 1998 for his, her or its own account or in the capacity of director, officer, partner or trustee.

Name	Positions With Adviser	Other Substantial Business, Profession, Vocation or Employment
Peter John Gibbs	Chairman and Chief Executive Officer	Director of Mercury Asset Management Ltd; Director
Chief of Mercury Asset Management International Channel
Islands Ltd.; Director and Joint Chairman of Munich London
Officer Investment Management Ltd.
Carol Consuelo Brook	Deputy Chairman	Director of Munich London Investment Management Ltd.;
Director of Merrill Lynch (UK) Pension Plan Trustees Limited;
Director of Benenden School (Kent) Ltd., Cranbrook Kent,
TN17 4AA; Director of Mercury Asset Management Pension
Trustee Co. Ltd.
Simon G.B. Miles	Director	None
Debra Ann C. Searle	Secretary	Secretary of Mercury Asset Management Ltd., Secretary of Mercury Asset Management Group Ltd.
John Eric Nelson	Director	None
Steve Warner Golann	Director	None

C-6

Set forth below is a list of the name and principal business address of any company for which a person listed above serves in the capacity of director, officer, employee, partner or trustee. The address of each is 33 King William Street, London, England EC4R 9AS.

Ms. Searle also serves as officer of the following companies:

 Forum House Limited; Grosvenor Alternate Partner Limited; Grosvenor General Partner Limited; Grosvenor Ventures Limited; Grosvenor Venture Managers Limited; 33 King William Street Ltd.; Mercury Asset Management Employee Trust Co. Ltd.; Mercury Asset Management Finance Ltd.; Mercury Asset Management Group Services Ltd.; Mercury Asset Management Holdings Ltd.; Mercury Asset Management No. 1 Limited; Mercury Asset Management No. 2 Limited; Mercury Asset Management Pension Trustee Co. Ltd.; Mercury Executor & Trustee Co. Ltd.; Mercury (Finance) Ltd.; Mercury Fund Managers Limited; Mercury Financial Services Ltd.; Mercury Investment Management Limited; Mercury Investment Services Ltd.; Mercury Life Assurance Company Ltd.; Mercury Life Limited; Mercury Life Nominees Ltd.; Mercury Private Equity Holdings Ltd.; Mercury Rowan Mullens Ltd.; Munich London Investment Management Ltd.; Mercury Private Equity MUST 3 Limited; Seligman Trust Limited; and Third Grosvenor Limited, Wimco Nominees Ltd.

The address of each of the following is 25 Ropemaker Place, London, England EC4R 9AS.

Ms. Searle also serves as officer of the following companies:

 SNC International (Holdings) Limited; SNC Securities Limited; SNCS Limited; Storey Saver Limited; Merrill Lynch Private Capital Limited; Merrill Lynch, Pierce, Fenner & Smith (Brokers & Dealers) Limited; Merrill Lynch, Pierce, Fenner & Smith Limited; Mership Nominees Limited; ML Europe Property Ltd.; ML Invest Holdings Limited; ML Invest Limited; N.Y. Nominees Limited; Paramount Nominees Limited; Prismbond Limited; RNML Limited; S.N.C. Nominees Limited; Sealion Nominees Limited; Smith Bros (Services & Leasing) Limited; Smith Bros Nominees Limited; Smith Bros Participations Limited; Smith Bros PLC; SNC Corporate Finance Limited; SNC Financial Services; Merrill Lynch (UK) Pension Plan Trustees Limited; Merrill Lynch Capital Markets Bank Limited; Merrill Lynch Equities Limited; Merrill Lynch Europe Funding; Merrill Lynch Europe Holdings Limited; Merrill Lynch Europe PLC; Merrill Lynch Financial Services Limited; Merrill Lynch Gilts (Nominees) Limited; Merrill Lynch Gilts Holdings Limited; Merrill Lynch Gilts Investments Limited; Merrill Lynch Gilts Limited; Merrill Lynch Group Holdings Limited; Merrill Lynch International; Merrill Lynch International Bank Limited; Merrill Lynch Investment Services Limited; Merrill Lynch Limited; Merrill Lynch Nominees Limited; Benson Nominees Limited; C.P.W. Limited; Capital Markets; Chetwynd Nominees Limited; Citygate Nominees Limited; and CLO Funding Limited; Fiduciary Services (UK) Limited.

C-7

 Set forth below is a list of each executive officer and director of Fund Asset Management, L.P. (“FAM”) indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since May 1998 for his, her or its own account or in the capacity of director, officer, partner or trustee.

Name	Positions With FAM	Other Substantial Business, Profession, Vocation oremployment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of Merrill Lynch Investment Managers, L.P. (“MLIM”)
Princeton Services	General Partner	General Partner of MLIM
Jeffrey M. Peek	President	President of MLIM; President and Director of
Princeton Services; Executive Vice President of
ML & Co.; Managing Director and Co-Head of the
Investment Banking Division of Merrill Lynch in 1997;
Senior Vice President and Director of the Global
Securities in Economics Division of Merrill Lynch
from 1995 to 1997
Terry K. Glenn	Executive Vice President	Vice President of MLIM; Executive Vice President and Director of FAM Distributors, Inc.(“FAM Distributors”); Director of Financial Data Services, Inc.; President of (“FAM Distributors”) Princeton Administrators, L.P.
Gregory A. Bundy	Chief Operating Officer and Managing Director	Chief Operating Officer and Managing Director of MLIM and FAM; Chief Operating Officer and Managing Director of Princeton Services; Co-CEO of Merrill Lynch Australia from 1997 to 1999
Donald C. Burke	Senior Vice President, Treasurer and Director of Taxation	Senior Vice President and Treasurer of MLIM since 1999;
Senior Vice President and Treasurer of Princeton Services; Vice President of FAM Distributors; First Vice President of MLIM from 1997 to 1999; Vice President of MLIM from 1990 to 1997

C-8

Michael G. Clark	Senior Vice President	Senior Vice President of MLIM; Senior Vice President
of Princeton Services; Treasurer and Director of
FAM Distributors; First Vice President of MLIM from
1997 to 1999; Vice President of MLIM from 1996 to 1997
Robert C. Doll, Jr.	Senior Vice President	Senior Vice President of MLIM and FAM; Senior Vice President of Princeton Services; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999
Vincent R. Giordano	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services
Michael J. Hennewinkel	Senior Vice President, Secretary and General Counsel	Senior Vice President, Secretary and General Counsel of MLIM; Senior Vice President of Princeton Services
Philip L. Kirstein	Senior Vice President	Senior Vice President of MLIM; Senior Vice President, Secretary, General Counsel and Director of Princeton Services
Debra W. Landsman-Yaros	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services; Vice President of FAM Distributors
Stephen M. M. Miller	Senior Vice President	Executive Vice President of Princeton Administrators; Senior Vice President of Princeton Services
Joseph T. Monagle, Jr.	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services
Gregory D. Upah	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services

C-9

 Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the following three paragraphs and Messrs. Doll, Giordano and Monagle are directors or officers of one or more of such companies.

FAM acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Master Focus Twenty Trust, Master Internet Strategies Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Mercury Global Holdings Inc., Mercury Index Funds, Inc., Mercury QA Equity Series, Inc., Mercury QA Strategy Series, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Large Car Series Funds, Inc., Merrill Lynch Mid Cap Growth Fund, Inc. Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund II, Inc., Income Opportunities Fund 2000, Inc., Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured Fund V, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Florida Insured Fund V, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Insured Fund III, Inc., MuniHoldings Insured Fund IV, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund IV, Inc., MuniHoldings New York Insured Fund, Inc., MuniHoldings New York Insured Fund IV, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, Inc., MuniYield Florida Insured Fund, Inc., MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc., and Worldwide DollarVest Fund, Inc.

C-10

 MLIM acts as investment adviser for the following open-end registered investment companies: Master Global Financial Services Trust, Mercury Global Holdings, Inc., Merrill Lynch Short-Term U.S. Government Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Variable Series Funds, Inc., The Asset Program, Inc. and Hotchkis and Wiley Funds (advised by Hotchkis and Wiley, a division of MLIM); and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.; MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

Merrill Lynch Investment Managers International Limited, doing business as Mercury Advisors (“Mercury Advisors”), acts as the investment adviser for the following open-end registered investment companies: Mercury Master Global Balanced Portfolio of Mercury Master Trust (the “Trust”); Mercury Master Gold and Mining Portfolio of the Trust; Mercury Master International Portfolio of the Trust; Mercury Master Pan-European Growth Portfolio of the Trust; Mercury Master U.S. Large Cap Portfolio of the Trust; Mercury Master U.S. Small Cap Growth Portfolio of the Trust; Mercury Master Select Growth Portfolio of the Trust; and Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series and Merrill Lynch Intermediate Government Bond Fund is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services and Princeton Administrators, L.P. (“Princeton Administrators”) is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1201. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

C-11

Set forth below is a list of each executive officer and director of Turner Investment Partners, Inc., the sub-adviser to the Mercury Master Select Growth Portfolio, indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged within the last two fiscal years for his own account or in the capacity of director, officer, partner or trustee.

Name	Positions with Turner Investment Partners, Inc.	Other Substantial Business, Profession, Vocation or Employment
Stephen J. Kneeley	Chief Operating Officer, Secretary, President	Registered Representative, SEI Investments Distribution Co.
Janet Rader Rote	Director of Compliance	Registered Representative, SEI Investments Distribution Co.
Thomas R. Trala	CFO, Treasurer	—
Mark D. Turner	Vice Chairman, Director of Fixed Income	—
Robert E. Turner, Jr.	Chairman, CIO	—

Turner Investment Partners, Inc., located at 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312, acts as investment adviser for the following open-end registered investment companies: Turner Growth Equity, Turner Mid Cap Growth, Turner Small Cap Growth, Turner Micro Cap Growth, Turner Top 20, Turner Technology, Turner Large Cap Focused, Turner International Growth, Turner Short Duration Government Funds—One Year Portfolio, Turner Short Duration Government Funds—Three Year Portfolio, Turner Core High Quality Fixed Income and TIP Target Select Equity Funds.

Item 27. Principal Underwriters

(a) FAM Distributors, Inc., (the “Distributor”) acts as the placement agent for the Registrant and as principal underwriter for each of the open-end registered investment companies which are advised by FAM, MLIM and Mercury Advisors and are referred to in Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program, Inc. The Distributor also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund,Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

C-12

 (b) Set forth below is information concerning each director and officer of the Placement Agent. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Crook, Breen, Fatseas, and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

(1) Name	(2) Positions and Offices With FAM Distributors, Inc.	(3) Positions and Offices With Registrant
Terry K. Glenn	President and Director	President and Trustee
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Robert W. Crook	Senior Vice President	None
Michael J. Brady	Vice President	None
William M. Breen	Vice President	None
Donald C. Burke	Vice President	Vice President and Treasurer
James J. Fatseas	Vice President	None
Debra W. Landman-Yaros	Vice President	None
Michelle T. Lau	Vice President	None
William Wasel	Vice President	None
Robert Harris	Secretary	None

Item 28. Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

(i)	the registrant, Mercury Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

C-13

(ii)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;

(iii)	Mercury Advisors, the investment adviser of Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio, and Mercury Master Global Balanced Portfolio, 33 King William Street, London EC4R 9AS, England, and Fund Asset Management, L.P., the investment adviser of Mercury Master U.S. Small Cap Growth Portfolio and Mercury Master Select Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 or 225 Liberty Street, New York, New York 10080; and

(iv)	Fund Asset Management, L.P., the sub-adviser of Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master Global Balanced Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; Mercury Advisors, the sub-adviser of Mercury Master U.S. Small Cap Growth Portfolio, 33 King William Street, London EC4R 9AS, England; and Turner Investment Partners, Inc., the sub-adviser of Mercury Master Select Growth Portfolio, 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312.

Item 29. Management Services

Other than as set forth under the caption “Management, Organization, and Capital Structure of the Fund” in Part A of the Registration Statement and under “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not party to any management related service contract.

Item 30. Undertakings

Not applicable.

C-14

SIGNATURES

 Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 5th day of January, 2001.

MERCURY MASTER TRUST (Registrant)
By:	/s/ DONALD C. BURKE (Donald C. Burke, Treasurer and Vice President)

C-15

INDEX TO EXHIBITS

Exhibit Number		Description
2		Second Amended and Restated By-Laws of Registrant
10	(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
10	(b)	Consent of Swidler Berlin Shereff Friedman, LLP, counsel for the Registrant.